                                                                     EXHIBIT 2.1
                                                                  CONFORMED COPY




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                      FASTCOMM COMMUNICATIONS CORPORATION,

                            CRONUS TECHNOLOGY, INC.,
                                       AND
                           CRONUS COMMUNICATIONS, INC.

                                       AND

                 DHRU D. DESAI, PRADUMAN MAHIDA, STEVEN C. SMITH












                           DATED AS OF MARCH 27, 2000

                                TABLE OF CONTENTS

 ARTICLE I  DEFINITIONS
1.          Definitions.................................................................................................2

ARTICLE II PURCHASE AND SALE OF ASSETS
2.1         Purchase and Sale of Assets.................................................................................5
2.2         Excluded Assets.............................................................................................6
2.3         Assumption of Liabilities...................................................................................7
2.4         Excluded Liabilities........................................................................................7
2.5         Purchase Price..............................................................................................8
2.6         Post Closing Adjustment to Purchase Price...................................................................9
2.7         Closing.....................................................................................................10
2.8         Nontransferability..........................................................................................10
2.9         Allocation of Purchase Price................................................................................10

 ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE SELLER
3.1         Organization of Seller......................................................................................11
3.2         Seller Capital Structure....................................................................................12
3.3         Subsidiaries................................................................................................12
3.4         Authority...................................................................................................13
3.5         Seller Financial Statements.................................................................................14
3.6         No Undisclosed Liabilities..................................................................................15
3.7         No Changes..................................................................................................15
3.8         Tax and Other Returns and Reports...........................................................................17
3.9         Restrictions on Business Activities.........................................................................19
3.10        Title of Properties; Absence of Liens
            and Encumbrances; Condition of Equipment....................................................................20
3.11        Intellectual Property.......................................................................................20
3.12        Agreements, Contracts and Commitments.......................................................................24
3.13         Interested Party Transactions..............................................................................27
3.14        Governmental Authorization..................................................................................27
3.15        Litigation..................................................................................................27





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
3.16        Accounts Receivable.........................................................................................28
3.17        Minute Books................................................................................................28
3.18        Environmental Matters.......................................................................................28
3.19        Brokers' and Finders' Fees..................................................................................30
3.20        Employee Benefit Plans......................................................................................30
3.21        Compliance with Laws........................................................................................34
3.22        Warranties; Indemnities.....................................................................................34
3.23        Software Development Agreements.............................................................................34
3.24        Insurance...................................................................................................35
3.25        Bank Accounts...............................................................................................36
3.26        Materiality.................................................................................................36
3.27        Disclosure..................................................................................................36
3.28        Consents....................................................................................................36
3.29        Acknowledgement.............................................................................................36

ARTICLE  III B  LIMITED REPRESENTATIONS AND WARRANTIES OF THE
SIGNIFICANT MINORITY STOCKHOLDER
3B.1        Authority...................................................................................................37
3B.2        Seller Financial Statements.................................................................................38
3B.3        No Undisclosed Liabilities..................................................................................39
3B.4        Interested Party Transactions...............................................................................39
3B.5        Litigation..................................................................................................40
3B.6        Compliance with Laws........................................................................................40
3B.7        Materiality.................................................................................................40
3B.8        Disclosure..................................................................................................41
EB.9        Acknowledgement.............................................................................................41
EB.10       Knowledge...................................................................................................41

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER
4.1         Organization; Standing and Power............................................................................42
4.2          Authority..................................................................................................42
4.3         SEC Filings; Material Adverse Change........................................................................43
4.4         Buyer's Common Stock........................................................................................43

4.5         Brokers' and Finders' Fees..................................................................................43
4.6         Acknowledgment..............................................................................................44
4.7         Disclosure..................................................................................................44
4.8         No Litigation...............................................................................................44
4.9         Tax Return & Audits.........................................................................................45

ARTICLE V SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW
5.1         Survival of Representations and Warranties..................................................................48
5.2         Stockholder Escrow Arrangements.............................................................................48
5.3         Escrow Agent's Duties.......................................................................................54
5.4         Limitation on Liability.....................................................................................55

ARTICLE VI PRE-CLOSING COVENANTS
6.1         General.....................................................................................................56
6.2          Operation of Seller's Business.............................................................................56
6.3         Access......................................................................................................59
6.4         Notice of Developments......................................................................................59
6.5         Exclusive Dealing...........................................................................................59
6.6         Financial Statements........................................................................................61
6.7         Nasdaq Listing..............................................................................................61
6.8         Bulk Transfer Laws..........................................................................................61

 ARTICLE VII CONDITIONS TO OBLIGATION TO CLOSE
7.1         Conditions to Obligation of Buyer...........................................................................61
7.2          Conditions to Obligation of Seller.........................................................................64

 ARTICLE VIII TERMINATION
8.1         Termination of Agreement....................................................................................66
8.2         Effect of Termination.......................................................................................67

ARTICLE IX GENERAL PROVISIONS
9.1         Indemnification, Exculpation and Insurance..................................................................67
9.2         Notices.....................................................................................................69
9.3         Interpretation..............................................................................................71
9.4         Knowledge Defined...........................................................................................71
9.5         Counterparts................................................................................................71
9.6         Entire Agreement; Assignment................................................................................71
9.7         Severability................................................................................................72
9.8         Other Remedies..............................................................................................72
9.9         Governing Law...............................................................................................73
9.10        Rules of Construction.......................................................................................73
9.11        Confidentiality.............................................................................................73
9.12        Fees of Transaction.........................................................................................73

EXHIBIT INDEX...........................................................................................................76
SCHEDULE INDEX..........................................................................................................77

                      AGREEMENT AND PLAN OF REORGANIZATION

       This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of March 27, 2000 by and between FastComm Communications Corporation, a Virginia corporation ("BUYER"), Cronus Technology Inc., an Illinois corporation, Cronus Communications, Inc., an Illinois corporation, (collectively the "SELLER") and Dhru D. Desai, Praduman Mahida and Steven C. Smith ("Principal Stockholders") and William J. Dawson ("Significant Minority Stockholder").

                                    RECITALS

       A. The Board of Directors of each of Seller, and all of the stockholders of Seller ("Seller's Stockholders") desire to transfer and Buyer desires to acquire substantially all of the assets and business of Seller, subject to certain liabilities, except Excluded Liabilities, as defined herein;

       B. The Board of Directors of Seller as part of its approval of and subject to the same conditions as apply to this Agreement, as set forth below, has approved a Plan of Complete Liquidation and Dissolution of Seller pursuant to which the shares of Buyer's common stock received by Seller ("Buyer Common Stock") will be distributed by Seller ratably to Seller's Stockholders in exchange for and in complete cancellation and retirement of all its issued and outstanding stock (consisting of common stock) and in complete liquidation of Seller, followed by the dissolution of Seller immediately thereafter, which Plan of Complete Liquidation and Dissolution will also be submitted to Seller's Stockholders for their approval; and

       C. Each of the Principal Stockholders entering into this agreement, is willing to represent and warrant to Buyer as hereinafter set forth.

       D. Buyer is entering into a Registration Rights Agreement pursuant to which Buyer shall file a registration statement providing for the sale of the Buyer Common Stock received pursuant to the reorganization transaction.

       E. Buyer, Seller and the Principal Stockholders, and the Significant Minority Stockholder desire to make certain representations and warranties and other agreements in connection with the transaction.

       F. Certain key employees of Seller, as of the date hereof, are being offered employment arrangements with Buyer (collectively, the "EMPLOYMENT AGREEMENTS").

       G. The parties intend that the transactions contemplated by this Agreement will qualify as a tax free "Reorganization" within the meaning of
Section 368(a)(1)(c) of the Internal Revenue Code of 1986, as amended (the "CODE"). Buyer agrees that it shall perform all actions reasonably requested in connection with this transaction so that it complies with Section 368(a)(1)(c) of the Code.

       NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

       1. DEFINITIONS. When used in this Agreement and not defined herein, the following terms shall have the respective meanings specified therefore below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined).

       "Affiliate" shall mean, with respect to any Person, and other Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another person if such person Possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

       "Agreement" and "this Agreement" shall mean this Agreement and Plan of Reorganization as amended, modified or supplemented from time to time.

       "Assigned Contracts" shall have the meaning specified in Section 2.1(b).

       "Assumed Chicago Liabilities" shall mean those liabilities listed on
Exhibit I.

       "Assumed Liabilities" shall have the meaning specified in Section 2.3.

       "Balance Sheet" shall have the meaning specified in Section 3.5.

       "Balance Sheet Date" shall have the meaning specified in Section 3.5.

       "Books and Records" shall mean all books, records, files and data related exclusively to the conduct of the Cronus Business or the ownership of the Purchased Assets that are listed on Schedule 1.1 hereto.

       "Bridge Holders Indebtedness" shall mean that certain indebtedness of Seller to Richard L. Abrahams, Robert R. Bellick and Chris L. Gust, in principal amount of $1,500,000 together with accrued interest.

       "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

       "Buyer Indemnitee" shall have the meaning specified in Section 9.1(a).

       "Chicago Liabilities" shall mean those liabilities of Seller listed on Exhibit H.

       "Closing" shall have the meaning specified in Section 2.7.

       "Closing Date" shall have the meaning specified in Section 2.7.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Condition" shall mean the results of operations and financial condition of any Person.

       "Cronus Business" shall mean the businesses presently conducted by Seller and by its subsidiaries, namely the design, manufacture and sale of system interoperability solutions to the telecommunications industry including the development, manufacture, marketing, sale or exchange, lease and licensing of any products, including products consisting of signal conversion, signal converter, network management interface, switching, protocol converters, multiplex, translation, voice over IP and related or evolved technology whether presently existing or in development.

       "Damages" shall have the meaning specified in Section 9.1(a).

       "Dawson Indebtedness" shall mean that certain indebtedness of Seller to William J. Dawson, J.A. Sunkel, William F. Ferguson and George Chen in principal amount of $4,730,687, together with accrued interest.

       "Employee Benefit Plans" shall mean all employee benefit plans, within the meaning of

Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, maintained by Seller or to which Seller contributes or is a party.

       "Encumbrances" shall mean liens, security interest, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights-of-way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on the use of real or personal property or irregularities in title thereto.

       "Excluded Assets" shall have the meaning specified in Section 2.2.

       "Excluded Liabilities" shall have the meaning specified in Section 2.4.

       "General Assignment Agreement" shall mean the General Assignment Agreement, in the form attached hereto as Exhibit A.

       "Indemnitee" shall mean a Buyer Indemnitee or a Seller Indemnitee, as the context may require.

       "Intellectual Property" shall have the meaning specified in Section 3.11.

       "Lasalle Indebtedness" shall mean the outstanding amount of that certain secured indebtedness of Seller to Lasalle National Bank at Closing, as evidenced by a Revolving Credit Note and Term Note, each dated March 19, 1999.

       "Management Loans" shall mean those loans aggregating $346,578 made to Seller by certain members of management including the Principal Stockholders.

       "Net Worth" shall mean assets less liabilities as determined in accordance with GAAP.

       "Permitted Encumbrances" shall have the meaning specified in Section 3.5.

       "Person" shall mean and include an individual, a partnership, a limited liability company, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

       "Pre-Closing Period" shall mean all taxable years or other taxable periods ending prior to the Closing Date and, with respect to any taxable year or other taxable period that begins before and ends on or after the Closing Date, the portion of such taxable year or other taxable periods ending immediately prior to the Closing Date.

       "Purchase Price" shall have the meaning specified in Section 2.5.

       "Purchase Price Adjustment" shall have the meaning specified in Section 2.6.

       "Purchased Assets" shall have the meaning specified in Section 2.1.

       "Seller Indemnitee" shall have the meaning specified in Section 9.1(b).

       "Subsidiary or Subsidiaries" shall mean and include Cronus
Communications, Inc., an Illinois Corporation and Cronus Solutions, a Division of Seller, an Illinois corporation.

       "Tax" shall mean all taxes, assessments, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local and foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, ad valorem, occupation, property, excise, gross receipts, stamp, license, payroll, withholding, alternative or add-on minimum tax and other taxes, assessments, duties, fees, levies or other governmental charges of any kind whatsoever, and all estimated taxes, additions to tax, penalties, interest and additional amounts attributable thereto.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

       2.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer on the Closing Date the Purchased Assets. The term "Purchased Assets" shall mean all of the following assets, properties and business that are owned by Seller and any Subsidiary or their Affiliates as of the close of business on the Closing Date, [but shall not include the Excluded Assets as defined in Section 2.2];

       (a) the trade names, trademarks and service marks, trademark and service mark registrations and applications therefore, and copyrighted works listed on Schedule 2.1(a) attached hereto;

       (b) all of the transferable contracts, commitments, licenses, contracts for services or supplies, contracts to sell products or services and all other agreements (whether written or oral) to which Seller is a party or under which it receives benefit or is bound arising out of or related to the Cronus Business (the "Assigned Contracts"), including, without limitation, the transferable contracts listed on Schedule 2.1(b) attached hereto;

       (c) all of Seller's accounts receivable and prepaid items of the Cronus Business;

              (d) all tangible property of Seller including all inventory (including works-in-progress, supplies and raw materials owned by Seller and used or held for use in connection with the conduct of the Cronus Business;

              (e) any rights of Seller pertaining to any claims, causes of action, rights of recovery, set-offs or defenses of any kind pertaining to, and arising out of, the Cronus Business to the extent, but only to the extent, that they offset any Assumed Liabilities;

              (f)    Seller's Books and Records;

              (g) the Cronus Business as a going concern including goodwill if any; and

              (h)    all cash on hand and cash equivalents; and

              (i)    all Intellectual Property of Seller

       To the extent title to any asset identified in Sections 2.1(a) and (b) above is held by an Affiliate or by the Subsidiary of Seller, Seller shall, at the Closing, cause such Affiliate or Subsidiary to transfer to Buyer all of such Affiliate's or Subsidiary's right, title and interest in and to such asset.

              2.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the Purchased Assets shall not include the following items (the "Excluded Assets"):

              (a) all past, present and future rights of Seller and its Affiliates pertaining to any claims, causes of action, rights of recovery, set-offs or defenses of any kind based on facts and circumstances in existence prior to the Closing Date, except those set forth in paragraph 2.1(e).

              (b) rights arising under or in connection with insurance policies or other contracts of insurance of Seller or acquired or assumed by Seller prior to the Closing Date and the proceeds or benefits of such insurance policies; provided however that Buyer is acquiring all rights to Credit Insurance with American Credit Indemnity.

              (c) rights arising from any refunds due with respect to insurance premium payments and refunds due from federal, state and/or local taxing authorities with respect to taxes relating to any Pre-Closing Period;

              (d) Seller's rights under this Agreement and the agreements and instruments delivered pursuant hereto;

              (e)    Those contracts noted on Schedule 2.1(b);

              (f) all assets related to the Employee Benefit Plans, including, without limitation, any assets held in trust with respect to such plans and any insurance policies and the proceeds or benefits thereof, maintained or acquired or assumed by Seller with respect to the Employee Benefit Plans.

              2.3 ASSUMPTION OF LIABILITIES. Upon the closing, Buyer shall assume and agree to pay, perform or discharge, in a timely manner in accordance with the terms thereof, all of the following obligations and liabilities of Seller and its Affiliates including the Subsidiary, related to the Cronus Business (other than those specifically described in Section 2.4 hereof), whether accrued, absolute, fixed, contingent or otherwise (the "Assumed Liabilities"):

              (a) the obligations of Seller, subsidiary and its Affiliates and subsidiary under all Assigned Contracts and other grants of right assigned pursuant to Section 2.1;

              (b) Seller's current liabilities existing as of the Closing Date, including but not by way of limitation, trade payables and attorney fees as shown in Exhibit I, but not Seller's attorneys fees in connection with this transaction incurred in the ordinary course of business;

              (c) all Taxes imposed on or with respect to the Cronus Business for all taxable periods other than any Pre-Closing Periods.

              (d) those assumed Chicago Liabilities listed on Exhibit J. hereto, together with additional amounts, if any, in respect of such liabilities specifically listed on Exhibit J, and incurred in the ordinary course of business since March 14, 2000 up to the Closing Date.

              2.4 EXCLUDED LIABILITIES. Buyer and Seller agree that, notwithstanding anything to the contrary contained in Section 2.3, Buyer is not assuming any of the following liabilities or obligations of Seller, Subsidiary or its Affiliates or Subsidiaries (the "Excluded Liabilities"):

              (a) liabilities for any income, gain, profit or similar Tax arising out of or resulting from the sale, conveyance, transfer, assignment and delivery of the Purchased Assets provided for in this Agreement;

              (b) all Taxes imposed on or with respect to the Cronus Business for all Pre-Closing Periods;

              (c) liabilities for any sales, exercise, transfer or other tax on or arising out of the sale, conveyance, transfer, assignment or delivery of the Purchased Assets;

              (d) liabilities and obligations pursuant to any agreements relating to the employment of any individual in connection with Seller's business, including, but not limited to liabilities for any option, warrant, bonus, performance, golden parachute, consulting, or similar liability;

              (e) liabilities and obligations (whether fixed or contingent) with respect to the Employee Benefit Plans; and

              (f) all liabilities and obligations arising out of the Excluded Assets.

              (g) liability of Seller for its lease for premises at 424 East State Parkway - Suite 228, Schaumburg, Illinois 60173; and

              (h)    liability for any contract not assigned to Buyer;

              (i) liability for any employee or stockholder loan except for the Management Loans, which will be satisfied at Closing as set forth in
Schedule 2.4;

              (j) liability for any pending lawsuits, including those listed on Schedule 3.15;

              (k)    the Chicago Liabilities; and

              (l) liability for Seller's or Principal Stockholder's costs, fees, and expenses of this transaction.

              2.5    PURCHASE PRICE.

              (a) Upon the Closing, Buyer shall pay to Seller, in consideration for the purchase of the Purchased Assets and the assumption of the Assumed Liabilities ("Purchase Price");

                     (i) 3,700,000 shares of the common stock of Buyer (the "Shares") and on the First Anniversary of the Closing (the "First Anniversary") up to a maximum of 1,125,000 additional shares ("Collar") so as to bring the total value of this paragraph as close as possible to

$27 million valued according to the average closing price for the fifteen (15) days prior to the First Anniversary; provided however, (a) if at any time prior to the First Anniversary of the Closing and after the Shares have been registered by Buyer, Buyer's common stock share price closes at $7.30 per share or above for five consecutive trading days, or (b) if the average closing price for the Shares is above $7.30 per share for the fifteen days prior to the First Anniversary, the foregoing Collar will be null and void.

                     (b) None of the Shares of Buyer contained in Section 2.5 above will be registered at Closing. Buyer will file for registration of all of the shares contained in Section 2.5 within 45 days of filing of Buyer's Annual Report on Form 10-K for its fiscal year 2000 and will take all reasonable efforts to secure an effective registration as soon as practicable thereafter. If such registration statement is not filed within such time period absent force majeure, Buyer shall pay liquidated damages of $100,000 to Seller. Such registration may in the Buyer's discretion, be combined with other registrations.

                     2.6    POST-CLOSING ADJUSTMENT TO PURCHASE PRICE.

                     (a) Following the Closing, Buyer's independent public accountants, BDO Seidman, LLP ("BDO") will complete an audit of the books and records of Seller for the two fiscal years ending December 31, 1998 and December 31, 1999 and a review for the interim period from the December 31, 1999 to the Closing Date. Such audit shall be performed by BDO in accordance with GAAP and applicable Regulation S-X accounting regulations for public companies. Seller agrees to cause its employees and outside accountants to cooperate fully with BDO in connection with this audit. The costs of this audit shall be borne by Buyer.

                            In connection with the performance of its audit,
which audit shall be completed within approximately 75 days after the Closing, BDO shall prepare and submit an audited closing balance sheet as at December 31, 1999 ("Closing Balance Sheet") which shall be irrevocably binding on the parties, absent manifest error. If the Net Worth as shown on such Closing Balance Sheet is 5% higher or lower than the Net Worth shown on the unaudited Balance Sheet, as herein after defined in Section 3.5 then the Purchase Price shall be adjusted accordingly. The increase or decrease to the Purchase Price shall be determined by dividing the total adjustment (the "Adjustment Amount") by $7.30 to determine the increase or decrease in the number of shares to be delivered to Seller from the escrow described in
Section 2.6(b) and Article V below. If this Agreement has been executed by the parties by close of business on March 27, 2000, the Adjustment Amount shall be increased by $400,000. If the Agreement has not been executed by close of business on March 27, 2000, the amount of such increase shall be reduced by $100,000 per day thereafter to and through March 31, 2000.

              (b) At Closing 55% of the 3,700,000 shares listed in Section 2.5(a) of the Agreement shall be issued to Seller and delivered to the Escrow Agent, as hereinafter defined, to be issued to Seller's Stockholders and the Significant Minority Stockholder (in such ratios and numbers as the Seller's Stockholders and the Significant Minority Stockholder may instruct the Escrow Agent by separate writing) and 30% of such shares shall be held in escrow pursuant to the terms and conditions of Article V, pending completion of the adjustment described in 2.6(a) above. An additional 15% of the shares shall be held in escrow for a period of 180 days after the Closing as security for the indemnities and other covenants of Seller to be given at Closing, including the indemnity referenced in Article IX hereof.

              2.7 CLOSING. The closing of the sale referred to in Section 2.1 (the "Closing") shall take place at the offices of the Buyer, 45472 Holiday Drive, Dulles, Virginia at 9:00 A.M. on March 31, 2000 or at such earlier time and date following the satisfaction or waiver of the conditions precedent set forth in Article VIII of this Agreement as the parties hereto may mutually agree. Such date is herein referred to as the "Closing Date."

              2.8 NONTRANSFERABILITY. The parties intend that all of the agreements set forth in Schedule 2.1(b) hereto be assigned to and assumed by Buyer. To the extent that the transactions contemplated hereby would constitute the assignment of any contract, lease, commitment, sales order, purchase order, account, license or undertaking of Seller or any of its Affiliates requiring the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. If such consents are not obtained, the parties shall cooperate with each other (at Buyer's expense and so long as Seller and its Affiliates shall not incur any unreimbursed liability or obligation of any type) to establish lawful arrangements whereby Buyer is provided with the benefits and undertakes the obligations of Seller or its Affiliates under any such documents.

              2.9 ALLOCATION OF PURCHASE PRICE. Sellers and Buyers agree to allocate the aggregate purchase price to be paid for the Purchased Assets in accordance with Section 1060 of the Code and to reduce such allocation to writing prior to the Closing Date. In addition, Seller and Buyer hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code. Neither Seller nor Buyer shall file any tax return or other document or otherwise take any position which is inconsistent with the allocation determined pursuant to this Section 2.9.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                         AND THE PRINCIPAL STOCKHOLDERS

       Seller and the Principal Stockholders represent and warrant to Buyer as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedules supplied by Seller to Buyer (the "Seller Schedules" or "Disclosure Schedules") and dated as of the date hereof, as follows:

       3.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Seller has the corporate power to own its properties and to carry on its business as now being conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction identified on
Schedule 3.1, and such jurisdictions are the only jurisdictions in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), prospects, financial condition or results of operations of Seller (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). Seller has delivered a true and correct copy of its Articles of Incorporation and By-laws, each as amended to date, to Buyer.

       3.2    SELLER'S CAPITAL STRUCTURE.

              (a) The authorized capital stock of Seller consists of 20,000,000 shares, all of which are designated as Common Stock. Seller's Common Stock is held by the persons and in the amounts set forth on
       Schedule 3.2(a). All outstanding shares of Seller's Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or By-laws of Seller or any agreement to which Seller is a party or by which it is bound.

              (b) As of Closing, Seller shall have reserved * * * shares of Seller's Common Stock for issuance pursuant to Seller Options and Seller Warrants. Schedule 3.2(b) sets forth for each outstanding Seller Option the name of the holder of such option, the number of shares of Seller Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option. Schedule 3.2(b) also sets forth for each outstanding Seller Warrant the name of the holder of such Seller Warrant, the number of shares of Seller Common Stock subject to such Seller Warrant, the exercise price of such Seller Warrant and the expiration date of such Seller Warrant. Except for Seller Options and Seller Warrants described in Schedule 3.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Seller is a party or by which it is bound obligating Seller to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Seller or obligating Seller to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

              (c) All outstanding securities of Seller have been issued in substantial compliance with applicable securities laws pursuant to exemptions from the registration requirements of the Securities Act of 1933 and applicable state securities laws. No holder of any outstanding security of Seller has any rescission right with respect thereto under applicable securities laws.

       3.3 SUBSIDIARIES. Seller has one subsidiary, Cronus Communications, Inc., an Illinois corporation ("Subsidiary") and one division, Cronus Solutions, and does not have and has never had any other subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in (other than stock or other interest in a public Company not exceeding a 1% interest), or control, directly or indirectly, any other corporation, partnership, limited liability Company, association, joint venture or other business entity. Subsidiary is owned 92% by Seller and 8% by William Dawson. At Closing, Subsidiary will be owned 100% by Seller.

       3.4 AUTHORITY. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller, and all of its Stockholders. Seller's Board of Directors has approved the sale of assets and this Agreement. Each of this Agreement and each other document executed by Seller in connection with this Agreement and the sale of assets has been or at the time of execution will be duly executed and delivered by Seller and constitutes or will constitute the valid and binding obligation of Seller, enforceable in accordance with its terms except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 3.4, the execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of due notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the Certificate of Incorporation or By-Laws of Seller; (b) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or any governmental or regulatory body, agency or authority applicable to Seller or the Cronus Business or by which the properties or assets of Seller or the Cronus Business may be bound; (c) require any filing by Seller or require Seller to obtain any permit, consent or approval of, or require Seller to give any notice to, any governmental or regulatory body, agency or authority; or (d) result in a violation or breach by Seller or, constitute (with or without due notice or lapse of time or both) a default by Seller (or give rise to any right on the part of another party of termination or cancellation) under, or result in the creation of any Encumbrance upon any of the Purchased Assets under, any of the terms, conditions or provisions of any license, agreement, lease or other instrument or obligation to which Seller is a party, or by which Seller or the Purchased Assets or the Cronus Business may be bound excluding from the foregoing clauses (b), (c) and (d) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and Encumbrances which, individually or in the aggregate, (i) are not reasonably likely to have a material adverse effect on the Condition of the Cronus Business and (ii) would not have a material adverse effect on Seller's ability to perform the agreements and obligations contemplated by this Agreement.

       3.5 SELLER FINANCIAL STATEMENTS. (a) Seller has heretofore furnished Buyer with audited balance sheets in respect of the Cronus Business for the two years ended December 31, 1996 and December 31, 1997 and unaudited balance sheets in respect of the Cronus Business for the two years ended December 31, 1998 and December 31, 1999 and the related audited and unaudited income statements for the years then ended, which in each case are subject to the footnotes stated therein and do not reflect intracorporate charges. The unaudited balance sheet in respect of the Business as at December 31, 1999 is hereinafter referred to as the "Balance Sheet" and December 31, 1999 is hereinafter referred to as the "Balance Sheet Date" copies of which are attached hereto as Exhibit A. Such financial statements have been prepared from the books and records of Seller and on a consistent basis for each of the periods presented in all material respects.

       (b) To the Knowledge of Seller, since the Balance Sheet Date, except as set forth on Schedule 3.5(b), (i) there has been no material adverse change in the Condition of the Cronus Business, (ii) the Cronus Business has, in all material respects, been conducted in the ordinary course of business consistent with past practice, (iii) there has not been any material obligation or liability (contingent or otherwise) incurred by Seller with respect to the Cronus Business other than obligations and liabilities incurred in the ordinary course of business, (iv) there has not been any purchase, sale or other disposition, or any agreement or other arrangement, oral or written, for the purchase, sale or other disposition, of any properties or assets having a value in excess of $5,000 in any case other than in the ordinary course of business, and (v) none of the assets of Seller have been used to reduce liabilities which are not being assumed by Buyer.

       3.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.6 or set forth on the Balance Sheet, Seller does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $5,000 individually or $10,000 in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles).

       3.7 NO CHANGES. Except as set forth in Schedule 3.7, since December 31, 1999, there has not been, occurred or arisen any:

              (a) material transaction by Seller except in the ordinary course of business as conducted on that date;

              (b) capital expenditure or commitment by Seller, in excess of $5,000.00 individually or $10,000.00 in the aggregate;

              (c) destruction of, damage to or loss of any material assets, business or customer of Seller (whether or not covered by insurance);

              (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

              (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller;

              (f)    revaluation by Seller of any of its assets;

              (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of any of its capital stock;

              (h) increase in the salary or other compensation payable or to become payable by Seller to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement other than normal course of business salary increases in connection with ongoing yearly reviews or promotions (none of which exceeds 10% of the previous year's salary);

              (i) acquisition, sale or transfer of any material asset of Seller, except in the ordinary course of business as conducted on that date;

              (j) amendment or termination of any material contract, agreement or license to which Seller is a party or by which it is bound;

              (k) loan by Seller to any person or entity (other than (i) loans to all employees aggregating to no more than $5,000 and (ii) expense advances to employees, all of which are immaterial in any amount and are issued in the normal course of business), incurring by Seller of any material indebtedness, guaranteeing by Seller of any material indebtedness, issuance or sale of any debt securities of Seller or guaranteeing of any debt securities of others;

              (l) waiver or release of any material right or claim of Seller, including any write-off or other compromise of any account receivable of Seller in excess of $5,000;

              (m) the commencement or notice or, to the knowledge of Seller, threat of commencement of any lawsuit or proceeding against or investigation of Seller or its affairs;

              (n) notice of any claim of ownership by a third party of Seller's Intellectual Property (as defined in Section 3.11 below) or of infringement by Seller of any third party's Intellectual Property rights;

              (o) issuance or sale by Seller of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefore, or of any other of its securities other than those disclosed on Schedule 3.7(o);

              (p)    change in pricing or royalties set or charged by Seller;

              (q) any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on Seller; or

              (r) agreement, oral or written, by Seller or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than agreements with Buyer and its representatives regarding the transactions contemplated by this Agreement).

       3.8    TAX AND OTHER RETURNS AND REPORTS.

              (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," shall have the meaning set forth in Article 1 hereof.

              (b)    TAX RETURNS AND AUDITS. Except as set forth in Schedule
3.8:

                     (i) Seller as of the Closing Date will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to Seller or its operations and such Returns will be true and correct in all material respects and will have been completed in accordance with applicable law in all material respects.

                     (ii) Seller as of the Closing Date: (A) will have paid or accrued all material Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                     (iii) Seller has not been adjudicated delinquent by any Tax Authority in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Seller, nor has Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                     (iv) No audit or other examination of any Return of Seller is presently in progress, nor has Seller been notified of any request for such an audit or other examination.

                     (v) Seller does not have any material liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Seller has no knowledge of any basis for the assertion of any such liability attributable to Seller, its assets or operations.

                     (vi) Seller has provided to Buyer copies of all federal and state income and all state sales and use Tax Returns filed for fiscal years 1996, 1997, and 1998.

                     (vii) There are (and as of immediately following the Closing there will be) no material liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of Seller relating to or attributable to Taxes.

                     (viii) Seller has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Seller.

                     (ix) None of Seller's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                     (x) As of the Closing Date, Seller will not be a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Seller that could obligate Seller to pay any amount that would not be deductible pursuant to Section 280G of the Code.

                     (xi) Seller has not filed any consent agreement under
                     Section 341(f) of the Code nor agreed to have Section 341
                     (f)(2) of the Code apply to any disposition of a subsection
                     (f) asset (as defined in Section 341(f)(4) of the Code) owned by Seller.

                     (xii) Seller is not a party to a tax sharing or allocation agreement nor does Seller owe any amount under any such agreement.

                     (xiii) Seller is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                     (xiv) Seller's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on Seller's tax books and records in all material respects.

       3.9    RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on
Schedule 3.9, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party or otherwise binding upon Seller which has or reasonably could be expected to have the effect of materially impairing or prohibiting any lawful business practice of Seller, any acquisition of property (tangible or intangible) by Seller or the conduct of business by Seller as presently conducted.

       3.10 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

              (a) Seller owns no real property, nor has it ever owned any real property. Schedule 3.10(a) sets forth a list of all real property currently, or at any time in the past three years, leased by Seller, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases being assumed by Buyer are in full force and effect, are valid and effective in accordance with their respective terms, and there is not with respect to Seller, or to the knowledge of Seller, any other party to such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) under such leases that would result in any material monetary damage to Seller or materially interfere with the present use of the property subject to such lease.

              (b) Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Balance Sheet or in Schedule 3.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

              (c) Except as described in Schedule 3.10(c), the equipment (the "Equipment") owned or leased by Seller is, taken as a whole, (i) adequate for the conduct of the business of Seller as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

       3.11 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

              "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefore throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefore throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

              "SELLER INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Seller.

              "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

              "SELLER REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Seller.

              (a) Except as set forth in Schedule 3.11, no material Seller Intellectual Property or Seller Registered Intellectual Property or product or service of Seller is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Seller, or which may affect the validity, use or enforceability of such Seller Intellectual Property.

              (b) All necessary registration, maintenance and renewal fees currently due in connection with Seller Registered Intellectual Property have been paid and all necessary documents, recordation's and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property, except for such failures to pay and file as will not have a Material Adverse Effect.

              (c) Seller owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each material item of Seller Intellectual Property free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Seller is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Seller, including the sale of any products or the provision of any services by Seller, except for such failures of title as will not have a Material Adverse Effect.

              (d) Seller owns exclusively, and has good title to, all copyrighted works that are Seller products or which Seller otherwise expressly purports to own, except for such failures of title as will not have a Material Adverse Effect.

              (e) To the extent that any material Intellectual Property has been developed or created by a third party for Seller, Seller has a written agreement with such third party with respect thereto and Seller thereby either
(i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such Intellectual Property by operation of law or by valid assignment.

              (f) Except as set forth in Schedule 3.11(f), Seller has not transferred ownership of or granted any exclusive distribution rights or exclusive license with respect to, any Intellectual Property that is or was Seller Intellectual Property, to any third party.

              (g) Sellers Schedules list all material contracts, licenses and agreements to which Seller is a party (i) with respect to Seller Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Seller.

              (h) All material contracts, licenses and agreements relating to Seller Intellectual Property are in full force and effect. Seller is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements and, to the knowledge of Seller, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of such contracts, licenses and agreements. Except as set forth in Schedule 3.4 or 3.11, following the Closing Date, the Buyer will be permitted to exercise all of Seller's rights under such contracts, licenses and agreements to the same extent Seller would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Seller would otherwise be required to pay

              (i) The operation of the Business of Seller as such business currently is conducted, including Seller's design, development, manufacture, marketing and sale of the products or services of Seller (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party (provided that with respect to patent rights, such representation is limited to Seller's knowledge), except for any infringement or misappropriation that will not have a Material Adverse Effect or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

              (j) Seller has not received notice from any third party that the operation of the business of Seller or any act, product or service of Seller, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

              (k) Except as set forth in Schedule 3.11(k), to the Knowledge of Seller, no Person has or is infringing or misappropriating any Seller Intellectual Property.

              (l) Seller has taken reasonable steps to protect Seller's rights in Seller's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Seller.

              (m) YEAR 2000. To the knowledge of Seller, Seller's computer software, hardware, databases and/or embedded control systems (collectively, a "System") are and will continue to be Year 2000 Compliant. As used herein, "YEAR 2000 COMPLIANT" means that each System (i) is designed (or has been modified) to be used prior to, on and after January 1, 2000, (ii) operate without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including, but not limited to, century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities; and (iii) are not adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Seller has no reason to believe that the operation of Seller's business as currently operated will result in the incurrence of material expenses arising from or relating to the failure of any of its Systems to be Year 2000 Compliant. To the Knowledge of Seller, all goods and services utilizing computer software and related systems that Seller receives from third parties are Year 2000 Compliant.

       3.12   AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth on
Schedule 3.12(a), Seller does not have, is not a party to nor is it bound by:

                     (i)    any collective bargaining agreements,

                     (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                     (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                     (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                     (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                     (vi) any fidelity or surety bond or completion bond,

                     (vii) any lease of personal property having a value individually in excess of $5,000,

                     (viii) any agreement of indemnification or guaranty,

                     (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Seller to engage in any line of business or to compete with any person,

                     (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000,

                     (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of Seller's business,

                     (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
                     (viii) hereof,

                     (xiii) any purchase order or contract for the purchase of raw materials involving $10,000 or more other than purchases in the ordinary course of business,

                     (xiv) any construction contracts,

                     (xv) any distribution, joint marketing or development agreement, or

                     (xvi) any other agreement, contract or commitment that involves $5,000 or more and is not cancelable without penalty within thirty (30) days.

       Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Schedule 3.12(b), Seller has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which it is a party or by which it is bound and which are required to be set forth in Schedule 3.12(a) (any such agreement, contract or commitment, a "CONTRACT") except for breaches, violations or defaults that will not have a Material Adverse

Effect. Each agreement, contract or commitment set forth in any of Seller Schedules is in full force and effect and, except as otherwise disclosed in
Schedule 3.12(b), is not subject to any default thereunder of which Seller has knowledge by any party obligated to Seller pursuant thereto.

       3.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 3.13, to the knowledge of Seller, no director, officer or stockholder of Seller (nor to the knowledge of Seller any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) a direct interest in any entity which finished or sold, or finishes or sells, services or products that Seller finishes or sells, or proposes to finish or sell, or (ii) a direct interest in any entity that purchases from or sells or finishes to, Seller, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 3.12(a); PROVIDED, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this
Section 3.13.

       3.14 GOVERNMENTAL AUTHORIZATION. Schedule 3.14 accurately lists each material consent, license, permit, grant or other authorization issued to Seller by a governmental entity (i) pursuant to which Seller currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "SELLER AUTHORIZATIONS"), which Seller Authorizations are in full force and effect and constitute all Seller Authorizations required to permit Seller to operate or conduct its business substantially as it is currently and has been conducted or hold any interest in its properties or assets.

       3.15 LITIGATION. Except as set forth in Schedule 3.15, there is no action, suit, claim or proceeding of any nature pending or, to the knowledge of Seller, threatened against Seller, its properties or any of its officers or directors in their capacity as such, nor, to the knowledge of Seller, is there any basis therefore. Except as set forth in Schedule 3.15, there is no investigation pending or to the knowledge of Seller, threatened against Seller, its properties or any of its officers or directors (nor, to the Knowledge of Seller, is there any basis therefore) by or before any governmental entity. Schedule 3.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. Except as set forth in Schedule 3.15, no governmental entity has at any time challenged or questioned the legal right of Seller to manufacture, offer or sell any of its products in the present manner or style thereof. Neither Seller nor any of the Purchased Assets is subject to any material order, writ, injunction, judgment or decree of any court or other governmental agency or authority.

       3.16 ACCOUNTS RECEIVABLE. Schedule 3.16 lists Seller's Accounts Receivable as at February 29, 2000; including an aging report. All of such accounts receivable except for reserves noted on Schedule 3.16 are collectible within thirty days except as noted on Schedule 3.16.

       3.17 MINUTE BOOKS. The minutes of corporate proceedings and consents of Seller and Subsidiary made available to counsel for Buyer are the only minute books of Seller and Subsidiaries and contain a reasonably accurate summary of the meetings of directors (or committees thereof) referred to therein.

       3.18   ENVIRONMENTAL MATTERS.

              (a) HAZARDOUS MATERIAL. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies or similar items, are present in any material quantities, as a result of the deliberate actions of Seller, or, to Seller's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Seller has at any time owned, operated, occupied or leased, except for such presence as will not have a Material Adverse Effect.

              (b) HAZARDOUS MATERIALS ACTIVITIES. Seller has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Seller disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, except for such Hazardous Material Activity as would not have a Material Adverse Effect.

              (c) PERMITS. Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of Seller's Hazardous Material Activities and other businesses of Seller as such activities and businesses are currently being conducted.

              (d) ENVIRONMENTAL LIABILITIES. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Seller's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Seller. Seller is not aware of any fact or circumstance which could involve Seller in any material environmental litigation or impose upon Seller any material environmental liability.

              (e) CAPITAL EXPENDITURES. Seller is not aware of any material capital expenditures which are required in order for it to comply with Environmental Laws.

       3.19 BROKERS' AND FINDERS' FEES. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       3.20   EMPLOYEE BENEFIT PLANS.

              (a) DEFINITIONS. For purposes of this Section 3.20 of the Agreement, the following terms shall have the meanings set forth below:

                     (i) "AFFILIATE" shall mean any other person or entity under common control with Seller within the meaning of Section 414(b), (c) or (m) of the Code and the regulations thereunder;

                     (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                     (iii) "SELLER EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Seller or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Seller or any Affiliate has or may have any material liability contingent or otherwise;

                     (iv) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Seller or any Affiliate;

                     (v) "EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting or similar agreement or contract between Seller or any Affiliate and any Employee;

                     (vi) "IRS" shall mean the Internal Revenue Service;

                     (vii) "MULTIEMPLOYER PLAN" shall mean any "PENSION PLAN" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                     (viii) "PENSION PLAN" shall refer to each Seller Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

              (b) SCHEDULE. Schedule 3.20(b) contains an accurate and complete list of each Seller Employee Plan and each Employee Agreement. Seller does not have any plan or commitment, whether legally binding or not, to establish any new Seller Employee Plan or Employee Agreement, to modify any Seller Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Seller Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Seller Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

              (c) DOCUMENTS. Prior to Closing, Seller has provided to Buyer where available or applicable (i) correct and complete copies of all documents embodying or relating to each Seller Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof and (ii) all communications material to any Employee or Employees relating to any Seller Employee Plan and any proposed Seller Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Seller.

              (d) EMPLOYEE PLAN COMPLIANCE. (i) Seller has performed in all material respects all obligations required to be performed by it under each Seller Employee Plan and each Seller Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Seller Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Seller, threatened or anticipated (other than routine claims for benefits) against any Seller Employee Plan or against the assets of any Seller Employee Plan; (iv) except as described in Schedule 2.30(d), each Seller Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Seller, Buyer or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of Seller or any affiliates, threatened by the IRS or the U.S. Department of Labor with respect to any Seller Employee Plan; and (vi) neither Seller nor any Affiliate is subject to any penalty or tax with respect to any Seller Employee Plan under
Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

              e) PENSION PLANS. Seller does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (f) MULTIEMPLOYER PLANS. At no time has Seller contributed to or been requested to contribute to any Multiemployer Plan.

              (g) NO POST-EMPLOYMENT OBLIGATIONS. No Seller Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Seller has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to

Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

              (h)    EFFECT OF TRANSACTION.

                     (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Seller Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, except to the extent it accelerates employee's rights to nonqualified options granted to them by Seller.

                     (ii) No payment or benefit which will or may be made by Seller or any of its affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

              (i) EMPLOYMENT MATTERS. Seller (i) is in compliance in all material respects with all applicable federal, state and local Laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any material arrears of wages (except for those disclosed to Buyer in connection with certain employees of Seller, and not being assumed by Buyer), or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

              (j) LABOR. No work stoppage or labor strike against Seller is pending or, to the knowledge of Seller, threatened. Seller is not involved in or, to the knowledge of Seller, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to Seller. Neither Seller nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to Seller. Seller is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Seller.

       3.21 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.21 hereto, to the knowledge of Seller, Seller is in compliance with all applicable Federal, state, municipal, and other political subdivision or governmental agency statutes, ordinances, regulations, orders, judgments and decrees relating to the Cronus Business or the Purchased Assets, except where the failure to so comply is not reasonably likely, individually or in the aggregate, to have a material adverse effect on the Condition of the Cronus Business.

       3.22 WARRANTIES; INDEMNITIES. Schedule 3.22 indicates all warranty and indemnity claims in excess of $5,000 made against Seller since January 1, 1998.

       3.23 SOFTWARE DEVELOPMENT AGREEMENTS. Seller has not violated, is not in violation of, nor would the entry into this Agreement or consummation of the transaction contemplated hereby, cause any violation of, any terms or provisions of any agreement under which Seller has or had an obligation to develop, supply or distribute software to or for any third party, excluding end-user licenses for object code executed in the ordinary course of business, nor is Seller nor would Seller be, under any circumstances, under any obligation to deliver source code to any third party, except delivery of source code to a third party exclusively for the internal use of such third party to support, maintain and develop its software products, which products are (i) used only for programming of such third party's hardware products and (ii) distributed only to such third party's customers only in object code format. In any such case after delivery of such source code Seller does not have nor would it have under any circumstances, any other obligation of any nature to any such third party, including without limitation any support or similar obligation.

       3.24 INSURANCE. Schedule 3.24 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

              (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

              (b)    the policy number and the period of coverage;

              (c) a description of any retroactive premium adjustments or other loss-sharing arrangements.

              With respect to each insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Seller nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Schedule 3.24(e) describes any self-insurance arrangements affecting Seller.

       3.25 BANK ACCOUNTS. Schedule 3.25 contains a true, correct and complete list as of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which Seller has an account or safe deposit box and the names of all persons authorized by Seller to draw thereon or have access thereto.

       3.26 MATERIALITY. The matters and items excluded from the representations and warranties set forth in this Article by operation of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and could not reasonably be expected to have a Material Adverse Effect.

       3.27 DISCLOSURE. None of the representations or warranties of Seller and the Principal Stockholders contained herein, none of the information contained in the Schedules referred to in this Article III, and none of the other information or documents furnished or to be furnished to Buyer by Seller pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

       3.28 CONSENTS. Seller shall use its commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the acquisition of purchased assets (all of such consents and approvals are set forth in Schedule 3.4) so as to preserve all rights of, and benefits to, Seller thereunder.

       3.29 ACKNOWLEDGEMENT. Each of the Seller's Stockholders has acknowledged to Buyer that such Seller Stockholder and his representatives and advisors has had the opportunity to ask questions of and receive answers from Buyer and its representatives to the extent that such Seller Stockholder and his representatives and advisors have deemed necessary and appropriate relating to all Buyers publicly filed written documentation provided by Buyer, for the purpose of evaluating Buyer, the sale of Purchased Assets to Buyer and the other transactions contemplated by this Agreement and the agreements contemplated hereby. Each of the Seller Stockholders has also acknowledged that in entering into this Agreement and in performing his obligations hereunder, such Seller Stockholder has relied solely upon his own due diligence, his knowledge of the industry in which the business of Seller and Buyer is conducted and the representations and warranties of Buyer and Seller expressly set forth in this Agreement, and not upon any other representations, warranties or statements of any kind.



                                  ARTICLE IIIB

            LIMITED REPRESENTATIONS AND WARRANTIES OF THE SIGNIFICANT
                              MINORITY STOCKHOLDER

       THE SIGNIFICANT MINORITY STOCKHOLDER IS NOT A PARTY TO AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER EXCEPT AS EXPRESSLY SET FORTH IN THE ARTICLE IIIB, IT BEING ACKNOWLEDGED THAT SIGNIFICANT MINORITY STOCKHOLDER IS A PRINCIPAL CREDITOR OF THE SELLER AND NOT A PART OF MANAGEMENT OF THE SELLER.

       Significant Minority Stockholder represents and warrants to Buyer as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedules supplied by Seller to Buyer (the "Seller Schedules" or "Disclosure Schedules") and dated as of the date hereof, as follows:

       3B.1 AUTHORITY. To Significant Minority Stockholder's Knowledge: Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and deliver of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller, and all of its Stockholders. Seller's Board of Directors has approved the sale of assets and this Agreement. Each of this Agreement and each other document executed by Seller in connection with this Agreement and the sale of assets has been or at the time of execution will be duly executed and delivered by Seller and constitutes or will constitute the valid and binding obligation of Seller, enforceable in accordance with its terms except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 3.4, the execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of due notice or the lapse or time or both: (a) violate, conflict with, or result in a breach or default under any provision of the Certificate of Incorporation or By-Laws of Seller; (b) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or any governmental or regulatory body, agency or authority applicable to Seller or the Cronus Business or by which the properties or assets of Seller or the Cronus Business may be bound; (c) require any filing by Seller or require Seller to obtain any permit, consent or approval of, or require Seller to give any notice to, any governmental or regulatory body, agency or authority; or (d) result in a violation or breach by Seller or, constitute (with or without due notice or lapse of time or both) a default by Seller (or give rise to any right on the part of another party of termination or cancellation)under, or result in the creation of any Encumbrance upon any of the Purchased Assets under, any of the terms, conditions or provisions of any license, agreement, lease or other instrument or obligation to which Seller is a party, or by which Seller or the Purchased Assets or the Cronus Business may be bound excluding from the foregoing clauses (b), (c) and (d) filings, notices, permits, consents and approvals the absence of which any violations, breaches, defaults, conflicts and Encumbrances which, individually or in the aggregate,
(i) are not reasonably likely to have a material adverse effect on the Condition of the Cronus Business and (ii) would not have a material adverse effect on Seller's ability to perform the agreements and obligations contemplated by this Agreement.

       3B.2   SELLER FINANCIAL STATEMENTS. (a) Seller has heretofore furnished
Buyer with audited balance sheets in respect of the Cronus Business for the two years ended December 31, 1996 and December 31, 1997 and unaudited balance sheets in respect of the Cronus Business for the two years ended December 31, 1998 and December 31, 1999 and the related audited and unaudited income statements for the years then ended, which in each case are subject to the footnotes stated therein and do not reflect intracorporate charges (the unaudited balance sheet in respect of the Business as at December 31, 1999 is hereinafter referred to as the "Balance Sheet" and December 31, 1999 is hereinafter referred to as the "Balance Sheet Date") copies of which are attached hereto as Exhibit A.

       (b) To the Knowledge of Significant Minority Stockholder, since the Balance Sheet Date, except as set forth on Schedule 3.5(b), (i) there has been no material adverse change in the Condition of the Cronus Business, (ii) the Cronus Business has, in all material respects, been conducted in the ordinary course of business consistent with past practice, (iii) there has not been any material obligation or liability(contingent or otherwise) incurred by Seller with respect to the Cronus Business other than obligations and liabilities incurred in the ordinary course of business and (iv) there has not been any purchase, sale or other disposition, or any agreement or other arrangement, oral or written, for the purchase, sale or other disposition, of any properties or assets having a value in excess of $5,000 in any case other than in the ordinary course of business and (v) none of the assets of Seller have been used to reduce liabilities which are not being assumed by Buyer.

       3B.3   NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.6 or set forth on the Balance Sheet to the Knowledge of the Significant Minority Stockholder, Seller does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $5,000 individually or $10,000 in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles).

       3B.4   INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule
3.13, to the Knowledge of the Significant Minority Stockholder, no director, officer or stockholder of Seller (nor to the Knowledge of Significant Minority Stockholder, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) a direct interest in any entity which finished or sold, or finishes or sells, services or products that Seller finishes or sells, or proposes to finish or sell, or (ii) a direct interest in any entity that purchases form or sells or finishes to, Seller, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 3.12(a); PROVIDED, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.13.

       3B.5   LITIGATION. Except as set forth in Schedule 3.15, to the Knowledge of Significant Minority Stockholder, there is no action, suit, claim or proceeding of any nature pending or, to the Knowledge of Seller, threatened against Seller, its properties or any of its officers or directors in their capacity as such, nor, to the Knowledge of Significant Minority Stockholder, is there any basis therefore. Except as set forth in Schedule 3.15, there is no investigation pending or to the Knowledge of Significant Minority Stockholder, threatened against Seller, its properties or any of its officers or directors (nor, to the Knowledge of Significant Minority Stockholder, is there any basis therefore) by or before any governmental entity. Schedule 3.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. Except as set forth in Schedule 3.15. no governmental entity has at any time challenged or questioned the legal right of Seller to manufacture, offer or sell any of its products in the present manner or style thereof. neither Seller nor any of the Purchased Assets is subject to any material order, writ, injunction, judgment or decree of any court or other governmental agency or authority.

       3B.6   COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.21 hereto, to the Knowledge of Significant Minority Stockholder, Seller is in compliance with all applicable Federal, state, municipal, and other political subdivision or governmental agency statues, ordinances, regulations, orders, judgments and decrees relating to the Cronus Business or the Purchased Assets, except where the failure to so comply is not reasonably likely, individually or in the aggregate, to have a material adverse effect on the Condition of the Cronus Business.

       3B.7   MATERIALITY. The matters and items excluded from the
representations and warranties set forth in this Article III B by operation of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and could not reasonably be expected to have a Material Adverse Effect.

       3B.8   DISCLOSURE. To the Knowledge of Significant Minority Stockholder,
none of the representations or warranties of Seller and the Principal Stockholders contained herein, none of the information contained in the Schedules referred to in Article III, and none of the other information or documents furnished or to be furnished to Buyer by Seller pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

       3B.9   ACKNOWLEDGEMENT. Significant Minority Stockholder has acknowledged to Buyer that such Significant Minority Stockholder and his representatives and advisors has had the opportunity to ask questions of and receive answers from Buyer and its representatives to the extent that such Seller Stockholder and his representatives and advisors have deemed necessary and appropriate relating to all buyers; publicly filed written documentation provided by Buyer, for the purpose of evaluating Buyer, the sale of Purchased Assets to Buyer and the other transactions contemplated by this Agreement and the agreements contemplated hereby. Significant Minority Stockholder has also acknowledged that in entering into this Agreement and in performing his obligations hereunder, such Significant Minority Stockholder has relied solely upon his own due diligence, his knowledge of the industry in which the business of Seller and Buyer is conducted and the representations and warranties of Buyer and Seller expressly set forth in this Agreement, and not upon any other representations, warranties or statements of any kind.

       3B.10 KNOWLEDGE OF SIGNIFICANT MINORITY STOCKHOLDER. For purposes of this Article IIIB, "Knowledge" of Significant Minority Stockholder shall mean actual personal knowledge, but without having made any special inquiry or undertaken any investigation with respect thereto.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

       4.1 ORGANIZATION; STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the ability of Buyer to consummate the transactions contemplated hereby.

       4.2 AUTHORITY. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated, including, but not limited to the Registration Rights Agreement and the Warrant Agreement hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement, the Registration Rights Agreement and the Warrant Agreement have been duly executed and delivered by Buyer and constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement (and the registration rights agreement delivered to , and the warrant agreement delivered to ) by Buyer does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of; or default under (with or without notice or lapse of time, or both), or give rise to a Conflict (as defined in Section 3.4) under (i) any provision of the Certificate of Incorporation or By-laws of Buyer or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or their properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in Section 3.4) or any third party (so as not to trigger any Conflict), is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

       4.3 SEC FILINGS; MATERIAL ADVERSE CHANGE. Buyer has filed all forms, reports and documents required to be filed by Buyer with the SEC since January 1, 1999, and has made available to Seller and its Principal Stockholders, such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Buyer may file subsequent to the date hereof) are referred to herein as the "BUYER SEC REPORTS." As of their respective dates, the Buyer SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Buyer SEC Reports filed by Buyer and publicly available prior to the date of this Agreement, as of the date hereof, there has not been any material adverse change with respect to Buyer that would require disclosure under the Securities Act.

       4.4 BUYER COMMON STOCK. The shares of Buyer's Common Stock to be issued in connection with the purchase of the Purchased Assets, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or other statutory right of stockholders.

       4.5 BROKERS' AND FINDERS' FEES. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby except to Kaufman Bros., L.P., whose fees shall be the responsibility of Buyer.

       4.6 ACKNOWLEDGMENT. Buyer acknowledges that it and its representatives and advisors have had the opportunity to ask questions of and receive answers from Seller and its representatives to the extent that Buyer, and its representatives and advisors have deemed necessary and appropriate and to review all written documentation and other information requested by them and provided by Seller, for the purpose of evaluating Seller, the acquisition of assets and the other transactions contemplated by this Agreement and the agreements contemplated hereby. In entering into this Agreement and in performing their obligations hereunder, Buyer has relied solely upon its own due diligence, its knowledge of the industry in which the business of Seller is conducted and the representations and warranties of Seller expressly set forth in this Agreement, and Schedules included herewith, and not upon any other representations, warranties or statements of any kind; PROVIDED, HOWEVER, that such diligence and knowledge shall not be deemed a waiver by Buyer of its rights with respect to the representations and warranties of the Seller and the Principal Stockholders.

       4.7 DISCLOSURE. None of the representations or warranties of Buyer contained herein, and none of the other information or publicly filed documents furnished or to be furnished to Seller by Buyer pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

       4.8 NO LITIGATION. There is no action, suit, claim or proceeding on any nature pending or, to the knowledge of Buyer, threatened against Buyer, its properties or any of its officers or directors in their capacity as such, nor, to the knowledge of Buyer, is there any basis therefore. There is no investigation pending or to the knowledge of Buyer, threatened against Buyer, its properties or any of its officers or directors (nor, to the Knowledge of Buyer, is there any basis therefore) by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of Buyer to manufacture, offer or sell any of its products in the present manner or style thereof. Buyer is not subject to any material order, writ, injunction, judgment or decree of any court or other governmental agency or authority.

       4.9    TAX RETURN AND AUDITS

                     (i) Buyer as of the closing Date will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to Buyer or its operations and such Returns will be true and correct in all material respects and will have been completed in accordance with applicable law in all material respects.

                     (ii) buyer as of the closing Date: (A) will have paid all material Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                     (iii) Buyer has not been adjudicated delinquent by any Tax Authority in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Buyer, nor has Buyer executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                     (iv) No audit or other examination of any Return of Buyer is presently in progress to Buyer's knowledge, nor has Buyer been notified of any request for such an audit or other examination.

                     (v) Buyer has provided to Seller copies of all federal and state income and all state sales and use Tax Returns filed for fiscal years 1996, 1997, and 1998.

                     (vi) Buyer has provided to Seller copies of all federal and state income and all state sales and use Tax Returns filed for fiscal years 1996, 1997, and 1998.

                     (vii) There are (and as of immediately following the closing there will be) no material liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of Buyer relating to or attributable to Taxes.

                     (viii) buyer has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Buyer.

                     (ix) None of Buyer's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                     (x) As of the Closing Date, Buyer will not be a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Buyer that could obligate Buyer to pay any amount that would not be deductible pursuant to Section 280G of the Code.

                     (xi) Buyer has not filed any consent agreement under
                     Section 341(f) of the Code nor agreed to have Section 341
                     (f)(2) of the Code apply to any disposition of a subsection
                     (f) asset (as defined in Section 341(f)(4) of the Code) owned by Buyer.

                     (xii) Buyer is not a party to a tax sharing or allocation agreement nor does Buyer owe any amount under any such agreement.

                     (xiii) Buyer is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(C)(2) of the Code.

                     (xiv) Buyer's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on Buyer's tax books and records in all material respects.

       4.10 RESTRICTIONS OF BUSINESS ACTIVITIES There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Buyer is a party or otherwise binding upon Buyer which has or reasonably could be expected to have the effect of materially impairing or prohibiting any lawful business practice of Buyer, any acquisition of property (tangible or intangible) by Buyer or the conduct of business by Buyer as presently conducted.

                                    ARTICLE V

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

            5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until September 30, 2001.

            5.2  STOCKHOLDER ESCROW ARRANGEMENTS.

       (a) ESCROW FUNDS. As provided in Section 2.6(b), at the Closing , the
45% of the Buyers Common Stock to be issued to Seller ("Escrow Amount") will be deposited into an escrow account with Tighe, Patton & Babbin, P.L.L.C. (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND"). The terms upon which the Escrow Agent will serve in such capacity shall be as provided in an Escrow Agreement to be mutually agreed upon by Buyer and Seller, and which will be consistent with the provisions of Section 2.6 and of this
Article V (the "ESCROW AGREEMENT"). The Escrow Fund is to be governed by the terms set forth in the Escrow Agreement and maintained at Buyer's sole cost and expense (the "STOCKHOLDER ESCROW"). The portion of the Escrow Amount contributed on behalf of each of Seller's Stockholders shall correspond to such Stockholder's Proportionate Escrow Interest.

       (b) PURPOSE. (i) That portion of the Escrow  Fund referenced in section 2.6(b) relating to Post Closing adjustments to the Purchase Price (herein the "Adjustment Portion") shall be utilized for such purpose; and (ii) the balance of the Escrow Fund shall be available to compensate Buyer and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively "LOSSES") that Buyer or any of its affiliates has incurred or reasonably anticipates incurring (in the case of an extension of the Stockholder Escrow period pursuant to Section 5.2(c)) by reason of the breach by Seller or Principal Stockholders of any representation, warranty, covenant or agreement of Seller or Principal

Stockholders contained herein, including the indemnities provided for in Section 9.1(a) hereof and the covenants contained in Section 6.2 hereof. Losses shall not include amounts recovered from insurance. Buyer shall undertake commercially reasonable efforts to claim and collect insurance to which it is entitled with respect to any Losses.

       (c) TERMINATION AND DISTRIBUTION OF ESCROW FUND. On or about June 15, 2000, the Escrow shall terminate as to the Adjustment Portion and on such date the Escrow Agent shall distribute the Adjustment Portion of the Escrow Fund to the Seller or Buyer, as the case may be, all in accordance with Section 2.6 hereof. The Escrow as to the balance of the Escrow Fund shall terminate on September 30, 2000. PROVIDED HOWEVER, that such portion of the Stockholder Escrow, which, in the reasonable judgment of Buyer, subject to the objection of the Seller Stockholder Agent and the subsequent arbitration of the matter in the manner provided in Section 5.2(i) hereof, is necessary to satisfy any identified but unsatisfied Losses specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Stockholder Escrow, shall remain in the Stockholder Escrow (and the Stockholder Escrow shall remain in existence) until the earlier of (i) the expiration of the statute of limitations applicable to such claims or (ii) the resolution of such claims. As soon as all such claims have been resolved or the statute of limitations has expired, the Escrow Agent shall deliver to the appropriate security holders of Seller the remaining portion of the Stockholder Escrow not required to satisfy such claims. Deliveries of Escrow Amounts to the Seller's stockholders pursuant to this Section 5.2(c) shall be made according to each stockholder's Proportionate Escrow Interest as certified to the Escrow Agent by the Seller Stockholder Agent.

       (d) PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Funds during their existence, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Funds only in accordance with the terms hereof.

       (e) CLAIMS UPON ESCROW FUND. In the event Buyer incurs or becomes aware of any Losses or potential Losses for which it is entitled to indemnity under
Article IX and this Article V, it shall deliver to the Escrow Agent and the Seller Stockholder

Agent a certificate signed by any officer of Buyer (an "OFFICER'S CERTIFICATE")
(A) stating that Buyer has (i) incurred or (ii) for purposes of extending the Escrow pursuant to Section 5.2(c above, reasonably anticipates that it will have to incur Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly incurred, or the basis for such anticipated liability, and either the nature of the misrepresentation, breach of warranty or claim or the litigation matter to which such item is related. Upon the receipt of a certificate pursuant to clause (A)(i) above and after compliance with the provisions of Sections 5.2(f), (g) and (h) hereof, and if there is no written objection by Seller as further provided in subsection (g) hereof, the Escrow Agent shall deliver to Buyer out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses incurred. In determining the number of shares of Buyer Common Stock to be paid out by the Escrow Agent pursuant to this
Article V, such shares shall be valued by the Escrow Agent at the value of $7.30 per share.

       (f) Buyer shall not be entitled to receive any disbursement or cause any amount to be retained in Escrow with respect to any Losses arising in respect of any individual occurrence or circumstance unless the aggregate amount of all Losses shall exceed $10,000; provided that in the event the aggregate amount of such Losses of Buyer shall exceed $10,000, then Buyer shall be entitled to recover from the Escrow Fund only Losses in excess of $10,000.

       (g) OBJECTIONS TO CLAIMS.   At the time of delivery of any Officer's
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Seller Stockholder Agent (as defined in Section 5.2(i)). The Escrow Agent shall make no delivery to Buyer of any amounts out of the Escrow Fund, pursuant to Section 5.2(e)(A)(i) hereof, unless and until the Escrow Agent shall have received written authorization from the Seller Stockholder Agent to make such delivery or unless the claim shall have been resolved pursuant to Section 5.2(h). If the Seller Stockholder Agent shall object to the claim made in the Officer's Certificate, the Seller Stockholder Agent shall do so in a written statement to such effect delivered to the Escrow Agent. The Seller Stockholder Agent shall approve or object to any such claim within a reasonable time after actual receipt of the Officer's Certificate.

                 (h) RESOLUTION OF CONFLICTS; ARBITRATION.
                     (i) In case the Seller Stockholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Seller Stockholder Agent and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Seller Stockholder Agent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Funds in accordance with the terms thereof.

                     (ii) If no such agreement can be reached after good faith negotiation, the matter shall be arbitrated before the American Arbitration Association. Either Buyer or the Seller Stockholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained upon the conclusion of such litigation or both parties agree to arbitration, and in either such event the matter shall be settled by binding arbitration conducted by three arbitrators. Buyer and the Seller Stockholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Section 5.2(h); the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions of law, which shall set forth the award, decree or order of the arbitrators.

                     (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in either Washington, D.C. or Richmond, Virginia, under the rules then in effect of the American Arbitration Association.

                 (i) AGENT OF SELLER'S STOCKHOLDERS; POWER OF ATTORNEY. (i)
                     Upon execution and delivery of this Agreement, without further act of any stockholder of Seller, William J. Dawson shall be appointed as agent and attorney-in-fact (the "SELLER STOCKHOLDER AGENT") for each stockholder of Seller on whose behalf any Buyer Common Stock was deposited into the Escrow Fund for and on behalf of stockholders of Seller, to give and receive notices and communications, to authorize delivery to Buyer of Buyer Common Stock from the Escrow Fund in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Seller Stockholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of Seller from time to time upon not less than thirty (30) days prior written notice to Buyer; provided that the Seller Stockholder Agent may not be removed unless holders of a two-thirds interest of the Escrow
                     Funds agree to such removal and to the identity of the substituted agent. No bond shall be required of the Seller Stockholder Agent, and the Seller Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Seller Stockholder Agent shall constitute notice to or from each of the stockholders of Seller.

                     (ii) The Seller Stockholder Agent shall not be liable for any act done or omitted hereunder as Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of Seller on whose behalf the amounts were contributed to the Escrow Funds shall severally indemnify the Seller Stockholder Agent and hold the Seller Stockholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Seller Stockholder Agent and arising out of or in connection with the acceptance or administration of the Seller Stockholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Seller Stockholder Agent.

       (j) ACTIONS OF THE SELLER'S STOCKHOLDER AGENT. A decision, act, consent or instruction of the Seller Stockholder Agent shall constitute a decision of all the stockholders for whom a portion of the amounts otherwise issuable to them are deposited in the Escrow Funds and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Seller's Stockholder Agent as being the decision, act, consent or instruction of each and every such stockholder of Seller. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Seller Stockholder Agent.

                 (k) THIRD-PARTY CLAIMS. If during The Escrow
            Period, a third-party asserts a claim which gives rise to a claim to The Escrow supported by an Officer's Certificate, Buyer shall have the right in its sole discretion to defend and to settle such third-party claim, provided, however, that any counsel retained to defend a third-party claim to be satisfied from the Escrow Fund shall be reasonably acceptable to the Seller Stockholder Agent and Buyer shall not settle any such third party claim without the prior consent of the Seller Stockholder Agent, which consent shall not be unreasonably withheld.

            5.3  ESCROW AGENT'S DUTIES.
                 (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and the Seller Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                 (c) The Escrow Agent shall not be liable in any respect on account of the rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                 (e) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Buyer and the Seller Stockholder Agent to this Agreement; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Buyer and the Seller Stockholder Agent shall use their best efforts to mutually agree upon a successor agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Buyer shall have the right to appoint a successor escrow agent. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement.

            5.4 LIMITATION ON LIABILITY. Notwithstanding any other provision of this Agreement to the contrary, absent fraud or bad faith, the liability of Seller and the Principal Stockholders with respect to any claim for a breach of any representation, warranty, covenant or agreement contained in this Agreement shall be limited to the assets of the Escrow Fund, and no Principal Stockholder or significant Minority Stockholder shall have any liability to Buyer or arising from any breach after the termination of the Escrow other than with respect to claims made prior to such termination under
Section 5.2(c) (and liability with such claims shall be limited to the amount held in the Escrow as a result thereof).

                                   ARTICLE VI
                              PRE-CLOSING COVENANTS

            Each of the Buyer and Seller agrees as follows with respect to the period from and after the execution of this Agreement through and including the Closing Date:

            6.1 GENERAL. Each of the Seller and Buyer will use all reasonable efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below). In addition, as promptly as practicable after signing this Agreement, Buyer and Seller shall retain the Escrow Agent and negotiate and enter into an Escrow Agreement.

            6.2 OPERATION OF SELLER'S BUSINESS. During the period from the date of this Agreement to the Closing Date, Seller agrees to use its reasonable best efforts to maintain, and to cause its Subsidiary and Affiliates to maintain, all rights to the Intellectual Property listed on Schedule 3.11(a) and the goodwill of the Cronus Business. Seller will not, without the written consent of Buyer, take any action or enter into any transaction other than in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as expressly provided in this Agreement without the written consent of Buyer, Seller will not:

                     (i) authorize or effect any change in its charter or by-laws or comparable organizational document;

                     (ii) grant any stock rights, options or warrants, or issue sell, authorize or otherwise dispose of any of its capital stock,

                     (iii) sell, lease, encumber or otherwise dispose of, or otherwise agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to Seller, other than equipment sales from inventory arising in the ordinary course of business consistent with past practice;

                     (iv) declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind);

                     (v) split, combine or reclassify any of its capital stock or redeem, repurchase or otherwise acquire any of its capital stock;

                     (vi) acquire or agree to acquire by merger or consolidation with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of any Person or division thereof or otherwise acquire or agree to acquire any assets (other than assets used in the operation of the business of Seller in the ordinary course consistent with past practice);

                     (vii) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice;

                     (viii) make any loans, advances or capital contributions to, or investments in, any other person or entity, (y) pay discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) including any Excluded Liabilities, other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or (z) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, security interests, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement and incurred in the ordinary course of business consistent with past practice, and any other indebtedness existing on the date of this Agreement, in each case as such credit facilities, indentures, other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not less advantageous to Seller than those in existence as of the date of this Agreement;

                     (ix) make any change in employment terms for any of its directors, officers and employees other than (A) customary increases to employees whose total annual cash compensation is less than $60,000 awarded in the ordinary course of business consistent with past practices, and (B) customary employee bonuses (including to employees who are officers) approved by the Board of Directors of Seller (the "SELLER BOARD") and paid in the ordinary course of business consistent with past practices and (C) immaterial changes to Seller Employee Plans;

                     (x) change its methods of accounting in a manner materially affecting the consolidated assets, liabilities or results of operations of Seller, except as required by changes in generally accepted accounting principles as concurred in by Seller's independent auditors, and (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice; and

                     (xi) write-off as uncollectible any accounts receivable of the Cronus Business, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is reasonably likely to have a material adverse effect on the Condition of the Cronus Business.

                     (xii) resolve or commit, whether or not in writing, to any of the foregoing.

                     In the event Seller shall request Buyer to consent in writing to an action otherwise prohibited by this Section 6.2, Buyer shall use reasonable efforts to respond in a prompt and timely fashion (but in no event later than ten
                     (10) business days following such request), but may otherwise respond affirmatively or negatively in its sole discretion.

            6.3 ACCESS. Seller will permit representatives of Buyer to have access at all reasonable times and in a manner so as not to materially interfere with the normal business operations of Seller and Subsidiary, to all premises, properties, personnel, books, records (including without limitation tax and financial records), contracts and documents of or pertaining Seller. Buyer and all of its representatives will treat and hold as such any confidential information it receives from Seller or any of its representatives.

            6.4 NOTICE OF DEVELOPMENTS. Seller will give prompt written notice to Buyer of any material adverse development causing a breach of any of its own representations and warranties in Article III above. No disclosure by Seller pursuant to this Section 6.4, however, shall be deemed to amend or supplement Seller Schedules or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

            6.5 EXCLUSIVE DEALING.
                (a) Seller shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Seller, its officers, directors, employees, financial advisors, stockholders, agents or representatives (each a "REPRESENTATIVE") with respect to any proposed, potential or contemplated proposal or offer (including, without limitation, any proposal or offer to the Seller Stockholders) with respect to a merger, acquisition, sale, consolidation, recapitalization, reorganization, liquidation, tender offer, or exchange offer or similar transaction involving, or any purchase of 25% or more of the consolidated assets of, or any equity interest representing

25% or more of the outstanding shares of capital stock in, Seller
(an "ACQUISITION PROPOSAL").

                (b) From and after the date hereof, without the prior written consent of Buyer, Seller shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any third party concerning, or provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal.

                (c) Seller shall notify Buyer promptly after receipt by Seller or Seller's knowledge of the receipt by any of its Representatives of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of Seller by any Person that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Seller shall keep Buyer informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

                (d)  Seller agrees with Buyer that any breach of this
Section 6.5 could not be compensated with monetary damages alone and that without in any way limiting Buyer's rights, Buyer shall be entitled to injunctive or other equitable relief against any breach or threatened breach of this Section 6.5. In the event of a breach by Seller of this Section 6.5 then Seller shall pay, within ten days of such breach, to Buyer an amount equal to the greater of (1) the amount of professional fees and out-of-pocket expenses incurred by Buyer in the connection with this proposed transaction and (2) $250,000.

If at any time after the date of this Agreement and during the Exclusivity Period a business combination proposal which is superior to the terms and conditions set forth herein as to price shall have been publicly announced or communicated to, or reviewed by, the Seller's Board of Directors and shall have not been irrevocably withdrawn prior to the end of the Exclusivity Period, then Seller and its shareholders shall pay to Buyer, not later than two Business Days after the date of termination of this Agreement an amount equal to $2.0 million. The liability to pay such break-up fee shall be joint and several to Buyer and to its Shareholders.

            6.6 FINANCIAL STATEMENTS. Seller shall make available to Buyer and its Accountants, the internally generated monthly (if any), quarterly and annual financial statements of Seller, consisting of a balance sheet, and statements of income and of cash flows.

            6.7 NASDAQ LISTING. After the Closing, Buyer shall use all reasonable efforts to cause the Buyer Common Stock to be issued in connection with the transaction to be approved for listing on Nasdaq Smallcap Market, subject to official notice of issuance, prior to the registration of the Buyers Common Stock.

            6.8 BULK TRANSFER LAWS. Buyer hereby waives compliance with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Buyer shall indemnify and hold harmless each Seller Indemnitee against any and all liabilities that may be asserted by third parties against such Seller Indemnitee as a result of noncompliance by Seller with any such bulk transfer law.


                                   ARTICLE VII
                        CONDITIONS TO OBLIGATION TO CLOSE

            7.1 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to purchase the Purchased Assets and to assume the Assumed Liabilities is subject to satisfaction or waiver by Buyer of the following conditions at or prior to the Closing Date:

                (a) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

                (b) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (c) Seller shall have caused its name and the names of its subsidiaries to be changed to a name not including "Cronus" effective as of the Closing Date.

                (d) neither any statute, rule, regulation, order, stipulation or injunction (each an "ORDER") shall be enacted, promulgated, entered, enforced or deemed applicable to the transactions contemplated hereby, nor any other action shall have been taken by any Governmental Entity (1) which prohibits the consummation of the transactions contemplated hereby; (2) which prohibits Buyer's ownership or operation of all or any material portion of its or the Cronus Business or Purchased Assets, or which compels Buyer to dispose of or hold separate all or any material portion of its or the Cronus Business or Purchased Assets as a result of the transactions contemplated hereby; (3) which makes the transactions contemplated hereby illegal; (4) which imposes material limitations on the ability of Buyer to consummate the transactions contemplated hereby; or (5) which imposes any limitations on the ability of Buyer effectively to control in any material respect the Cronus Business or operations of Seller;

                (e) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 7.1(a) through
(d) is satisfied in all respects;

                (f) the Dawson Indebtedness, the Lasalle Indebtedness and the Bridge Holders

Indebtedness and the Management Loans shall have been satisfied or assumed by Buyer on terms satisfactory to Buyer in its sole discretion; and

          (g) Deliveries. Seller and the Principal Stockholders shall have delivered, or shall have caused any applicable Affiliate to have delivered, to Buyer the following:

                (i) a General Conveyance, Assignment and Bill of
Sale substantially in the form attached as Exhibit B hereto;


                (ii) evidence of payment of all pre-Closing Tax Liabilities of Seller;

                (iii) a duly executed Assignment of Trademarks substantially in the form attached as Exhibit C hereto;

                (iv) a duly executed Assignment of Copyrights substantially in the form attached as Exhibit D hereto; and

                (v) a duly executed Registration Rights Agreement, substantially with form attached as Exhibit E herein

                (vi) duly executed Non-Competition Agreements signed by each of the Principal Stockholders, substantially in the form of Exhibit F hereto.

                (vii) Opinion of Seller's counsel, satisfactory to Buyer, covering those matters set forth in Article III, Sections 3.1 to 3.4, 3.9 (to the best of counsel's knowledge) 3.10 - 3.12 (to the best of such counsel's knowledge) 3.14 (to the best of counsel's knowledge) and 3.15;

                (viii) A certificate executed by the Secretary of Seller confirming the stockholders list of Sellers' Stockholders for purposes of issuance of the Buyer's Common Stock at Closing and a receipt, signed by the Seller Stockholder Agent for such shares; which receipt shall acknowledge on behalf of such stockholders that the shares are restricted and are being acquired for investment.

                        (ix) a duly executed Escrow Agreement signed by the Escrow Agent and the parties hereto;

                        (h) No Material Adverse Change. From the date of this Agreement to the Closing Date there shall have been no material adverse change in the Condition of the Cronus Business, and Seller shall have delivered to Buyer a certificate, dated the Closing Date, to such effect.

                        (i) Approvals. All governmental and other consents and approvals disclosed on any Schedule hereto or otherwise necessary to permit the consummation of the transactions contemplated by this Agreement, including the consent of Seller's Shareholders, shall have been received.

            Subject to the provisions of applicable law, Buyer may waive, in whole or in part, any condition specified in this Section 7.1 if Buyer executes a writing so stating at or prior to the Closing.

            7.2   CONDITIONS TO OBLIGATION OF SELLER.   The obligation of
Seller to sell the Purchased Assets is subject to satisfaction or waiver by Seller of the following conditions at or prior to the Closing Date:

                        (a)  the representations and warranties set forth in
Article IV above shall betrue and correct in all material respects at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

                        (b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                        (c) neither any Order shall be enacted, promulgated, entered, enforced or deemed applicable to the transaction contemplated hereby nor any other action shall have been taken by any Government Entity (1) which prohibits the consummation of the transactions contemplated hereby; (2) which prohibits Buyer's ownership or operation of all or any material portion of its or the Cronus Business or Purchased Assets, or which compels Buyer to dispose of or hold separate all or any material portion of its or the Cronus Business or Purchase Assets as a result of the transactions contemplated hereby; or (3) which makes the transactions contemplated hereby illegal; and

                        (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Sections 7.2(a) through (c) is satisfied in all respects.

                        (e) Deliveries. Buyer shall have delivered to Seller and the following:

                        (i) a duly executed General Assignment Agreement substantially in the form attached as Exhibit C hereto;

                        (ii) an Assumption of Liabilities Agreement substantially in the form attached as Exhibit H hereto;

                       (iii) the Buyer's Common Stock registered in the name of Seller's Stockholders as certified to by Seller in accordance with Section 7.1 with restrictive legends therein; provided however, that those Shares delivered to the Escrow Agent and constituting the Escrow Fund shall be registered in the name of Cronus Technology, Inc.; and

                        (iv) a duly executed Registration Rights Agreement, substantially in the form of Exhibit F herein.

                         (v) Opinion of Buyer's counsel covering those
matters set forth in Article IV, Sections 4.1 to 4.4 and 4.8.

                   (f) Approvals. All governmental and other consents and approvals disclosed on any Schedule hereto or otherwise necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

            Subject to the provisions of applicable law, Seller may waive, in whole or in part, any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

                                  ARTICLE VIII

                                   TERMINATION

            8.1    TERMINATION OF AGREEMENT.   The parties may terminate
this Agreement with the prior authorization of their respective board of directors as provided below:

                   (a) The parties may terminate this Agreement, and the transaction may be abandoned, by mutual written consent at any time prior to the Closing Date;

                   (b) This Agreement may be terminated and the transaction may be abandoned by action of the Board of Directors of either Buyer or Seller (1) if the Closing shall not have occurred by April 30, 2000 (the "OUTSIDE DATE") (unless the failure to consummate the transaction by such date is due to the action or failure to act of the Party seeking to terminate) or (2) if any condition to the obligation of the terminating party to consummate the transaction shall have become incapable of being satisfied prior to the Outside Date as of a result of an Order that is final and non-appealable;

                   (c) This Agreement may be terminated and the transaction may be abandoned at any time prior to the Closing Date, by action of Seller's Board of Directors, in the event that Buyer shall have breached any of its representations, warranties or covenants under this Agreement which breach (1) would give rise to the failure of a condition set forth in Section 7.2 above, and (2) cannot be or has not been cured within 60 days after the giving of written notice by Seller to Buyer of such breach (provided that Seller is not then in material breach of any representation, warranty or covenant contained in this Agreement);

                   (d) This Agreement may be terminated and the transaction may be abandoned at any time prior to the Closing Date, by action of the Board of Directors of Buyer, in the event that Seller shall have breached any of its representations, warranties or covenants under this Agreement which breach (1) would give rise to the failure of a condition set forth in Section 7.1 above, and (2) cannot be or has not been cured within 60 days after the giving of written notice by Buyer to Seller of such breach (provided that Buyer is not then in material breach of any representation, warranty or covenant contained in this Agreement);

            8.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other party (except for any liability of any party then in breach); PROVIDED, HOWEVER that the provisions of this Section 8.2 and Section 9.12 shall survive any such termination.


                                   ARTICLE IX
                               GENERAL PROVISIONS

            9.1   INDEMNIFICATION, EXCULPATION AND INSURANCE.
                  (a) Seller and the principal Stockholders agree to indemnify Buyer, its Affiliates and their respective directors, officers, employees, agents and representatives (each a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any and all loss, liability, cost, damage, claim and expense, including reasonable attorneys' fees and disbursements, interest and penalties (collectively, "Damages") (such Damages to be calculated taking into account any reduction in Taxes or any other Tax benefit to such Buyer Indemnitee resulting from or received as a result of the incurrence of such Damages), whether or not resulting from third party claims, which the

Buyer Indemnitee may sustain at any time by reason of or resulting from (i) the inaccuracy of any of the representations or warranties of Seller contained in Article III hereof or (ii) any Excluded Liability.

                   (b) The Seller and the principal Stockholders, their affiliates and the successors to the foregoing, hereby indemnify and hold the Buyer and its officers, directors, and affiliates, harmless on an after-Tax basis for (i) all Taxes relating to the income, operations, or assets of Seller imposed on the Buyer and its affiliates for all Pre-Closing Periods; (ii) all Taxes imposed on the Seller or any corporation in which the Seller or its affiliates have a direct or indirect equity interest for any taxable year or period; and (iii) all Taxes resulting from, arising out of, or incurred with respect o, any claims that may be asserted by any party based upon, attributable to, or resulting from any breach by the Seller of the representations set forth in this Agreement.

                   (c) Buyer agrees to indemnify Seller, its Affiliates and their respective directors, officers, employees, agents and representative (each a "Seller Indemnitee") against, and hold each Seller Indemnitee harmless from, any and all Damages (such Damages to be calculated taking into account any reduction in Taxes or any other Tax benefit to such Seller Indemnitee resulting from or received as a result of the incurrence of such Damages including reasonable attorney's fees and disbursements, interest and penalties), whether or not resulting from third party claims, which the Seller Indemnitee may sustain at any time by reason of or resulting from (i) the inaccuracy of any of the representations or warranties of Buyer contained in Article IV hereof or
(ii) Buyer's failure after the Closing Date to pay, discharge or perform and of the Assumed Liabilities when due.

                   (d) If any Indemnitee shall incur any Damages and believes that it is entitled to be indemnified against such Damages by Seller or Buyer, as the case may be, such Indemnitee shall promptly notify such party in reasonable detail of the basis of such Damages and such claim for indemnification hereunder.

                        (e) Each party's obligations pursuant to this Section
9.1 are subject to the following further limitations.

                               (i) the Buyer Indemnitees shall not be entitled
              to recover hereunder until the total amount of Damages, exclusive of attorneys fees exceeds $10,000; provided that to the extent the amount of Damages exceed such amount the Buyer Indemnitees shall be entitled to recover only the amount of Damages in excess of $10,000;

                               (ii) the Seller Indemnitees shall not be
              entitled to recover hereunder until the total amount of Damages, exclusive of attorneys fees, exceeds $10,000; provided that to the extent the amount of Damages exceed such amount the Seller Indemnitees shall be entitled to recover only the amount of Damages in Excess of $10,000; and

                               (iii) Buyers claims for damages shall first
be satisfied out of the Escrow Fund.

                        (f) The foregoing indemnification provisions shall be the exclusive remedy for any breach of the representations, warranties, covenants or obligations set forth in this Agreement; provided, however, that the provision of this Section 9.1 shall not prevent Seller, on the one hand, or Buyer, on the other hand, from seeking the remedies of specific performance or injunctive relief in connection with a breach of a covenant of the other party contained herein.

            9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (postage prepaid and return receipt requested) or sent via facsimile (with a copy of such notice or other communication and a confirmation of complete transmission delivered personally or sent by certified or registered mail, postage prepaid and return receipt requested, no later than the close of business on the third business day following such transmission) to the parties at the following addresses at such other address for a party as shall be specified by like notice):

                     (a)  if to Buyer:        FastComm Communications Corp.
                                              45472 Holiday Drive
                                              Sterling, Virginia  20166
                                              Fax: (703) 318-4315
                                              Attention: Mark Rafferty

                          with a copy to:     Sokolow, Dunaud, Mercadier
                                               & Carreras, LLP
                                              50 Rockefeller Plaza,
                                              Suite 928
                                              New York, NY 10020
                                              (212) 3150169
                                              Attn: Thomas G. Amon, Esq.

                     (b)  if to Seller, to:   Dhru Desai
                                              424 East State Parkway -
                                              Suite 228
                                              Schaumbeurg, Illinois
                                              60173-4538

                          with a copy to:     Patrick J. Sherlock, Esq.
                                              Law Office of Patrick J. Sherlock
                                              11 South LaSalle Street
                                              Suite 1600
                                              Chicago, IL 60603


                     (c)  If to Stockholder's
                             Agent, to:       William J. Dawson
                                              c/o Aussys Corporation
                                              1250 S. Capital of Texas Hwy
                                              Bldg 2, Suite 300
                                              Austin, TX 78746

                     (d)  If to Significant
                          Minority
                          Stockholder, to:    William J. Dawson
                                              c/o Aussys Corporation
                                              1250 S. Capital of Texas Hwy
                                              Bldg 2, Suite 300
                                              Austin, TX 78746

                          With copy to:       Robert B. Webb, III
                                              Reed Smith Hazel & Thomas
                                              8251 Greensboro Drive,
                                              Suite 1100
                                              McLean, VA 22102

Each notice transmitted in the manner described in this Section 9.3 shall be deemed to have been given, and become effective for all purposes at the time it shall have been (i) delivered to the addressee by the return receipt (if transmitted by mail or commercial delivery service), or the affidavit of the messenger (if transmitted by personal delivery) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

            9.3 INTERPRETATION. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement.

            9.4 KNOWLEDGE DEFINED. The term "Knowledge" of Seller or
Buyer as used in this Agreement, with respect to any fact or circumstance, shall mean any fact or circumstance which is actually known to any Principal Stockholder of Seller or executive officer of Buyer or of which any Principal Stockholder or executive office should have known in the performance of his duties in a manner typical of executives of a business similar to the Cronus Business or Buyer's business.

            9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signature pages received by facsimile shall constitute originals.

            9.6 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer


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
upon any other person (including, without limitation, those persons listed on any exhibits hereto) any rights or remedies hereunder; and (c) without the prior written consent of each party shall not be assigned by operation of law or otherwise, except that Buyer may assign its rights and obligations hereunder to an affiliate of Buyer provided that Buyer shall remain liable for all its obligations hereunder notwithstanding such assignment. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties, if such consent is required hereby, shall be void.

            9.7 SEVERABILITY. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement or
(ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

            9.8 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The Buyer is intended to be a third-party beneficiary of the representations and warranties of the Principal Stockholders contained herein and it is expressly acknowledged that no provision of this Agreement (other than Article V) in any way limits or results in a waiver of any right of Buyer to bring an action against the Principal Stockholders for damages incurred by Buyer arising from or relating to any such breach.

            9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            9.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            9.11 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to the negotiation and execution of this Agreement, or the effectuation of the transactions contemplated hereby, confidential ("CONFIDENTIAL INFORMATION"); PROVIDED, HOWEVER, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law,
(c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers
(provided that such party shall given the other party prior notice of such order and a reasonable opportunity to object or take other available action),
(f) is disclosed in the course of any litigation between any of the parties hereto or (g) is developed independently by either party without reference to, or specific knowledge of the other parties' Confidential Information. Notwithstanding the foregoing, it is acknowledged that Buyer may publicly disclose the material terms of this Agreement following the date hereof pursuant to the federal securities laws and otherwise in a manner reasonably satisfactory to Seller.

            9.12 FEES OF TRANSACTION / TRANSFER TAXES. Each party shall pay its own costs, fees and expenses associated with this transaction. All stamp, transfer, documentary, sales, use, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby

(collectively, the "Transfer Taxes") shall be paid by the Seller and the Seller shall properly file on a timely basis all necessary tax returns, reports, forms, and other documentation

                                      * * *
             IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed by their duly authorized respective officers and each of the Principal Stockholders and the Significant Minority Stockholder has signed this Agreement, all as of the date first written above.

SELLER:                                             BUYER:
CRONUS TECHNOLOGY                                   FASTCOMM COMMUNICATIONS
CORPORATION                                         CORPORATION

By: /s/ Dhru Desai                                  By:    /s/ Peter C. Madsen
   ------------------------                               --------------------
Name:   Dhru Desai                                  Name:  Peter C. Madsen
     ----------------------                               --------------------
Title:  President                                   Title: President
     ----------------------                                -------------------

CRONUS COMMUNICATIONS, INC.

By:    /s/ Dhru Desai
    -----------------------------
Name:  Dhru Desai
    -----------------------------
Title: President
    -----------------------------


SELLER'S PRINCIPAL STOCKHOLDERS:

      /s/ Dhru d. Desai
-----------------------------
Dhru D. Desai

      /s/ Praduman Mahida
-----------------------------
Praduman Mahida

/s/ Steven c. Smith
-----------------------------
Steven C. Smith




SIGNIFICANT MINORITY STOCKHOLDER

 /s/ William J. Dawson
-----------------------------
William J. Dawson


SELLER STOCKHOLDER AGENT

 William J. Dawson
-----------------------------
William J. Dawson



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                                INDEX OF EXHIBITS

Exhibit                 A         Balance Sheet of Seller
Exhibit                 B         General Conveyance, Assignment
                                      and Bill of Sale Agreement
Exhibit                 C         Assignment of Trademarks
Exhibit                 D         Assignment of Copyrights
Exhibit                 E         Registration Rights Agreement
Exhibit                 F         Non-Competition Agreement
Exhibit                 G         Assumption of Liabilities
Exhibit                 H         Chicago Obligations Specifically Excluded
Exhibit                 I         Chicago Obligations Specifically Assumed




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                               INDEX OF SCHEDULES

SCHEDULE 1.1              LIST OF BOOKS AND RECORDS OF SELLER
SCHEDULE 2.1(a) TRADE NAMES, TRADEMARKS AND SERVICE MARKS, TRADEMARK AND SERVICE MARK REGISTRATIONS AND APPLICATIONS; COPYRIGHTS OF CRONUS TECHNOLOGY INC. AND CRONUS COMMUNICATIONS, INC.
SCHEDULE 2.1(b)           ASSIGNED CONTRACTS
SCHEDULE 2.9              PURCHASED ASSETS ALLOCATION
SCHEDULE 3.1              STATE QUALIFICATIONS
SCHEDULE 3.2(a)           STOCKHOLDER LIST
SCHEDULE 3.2(b)           OPTION AND WARRANT LIST
SCHEDULE 3.4              GOVERNMENTAL AND THIRD PARTY CONSENTS
SCHEDULE 3.5              SELLER FINANCIALS
SCHEDULE 3.6              UNDISCLOSED LIABILITIES
SCHEDULE 3.7              NO CHANGES
SCHEDULE 3.8              TAX RETURNS AND AUDITS
SCHEDULE 3.9              RESTRICTIONS ON BUSINESS ACTIVITIES
SCHEDULE 3.10(a)          LEASED PROPERTY
SCHEDULE 3.10(b)          LIENS ON PROPERTY
SCHEDULE 3.10(c)          EQUIPMENT
SCHEDULE 3.11             INTELLECTUAL PROPERTY
SCHEDULE 3.11(f)          SELLER INTELLECTUAL PROPERTY - LICENSES
SCHEDULE 3.11(k)          INFRINGEMENT
SCHEDULE 3.12(a)          AGREEMENTS, CONTRACTS AND COMMITMENTS
SCHEDULE 3.12(b)          BREACHES
SCHEDULE 3.13             INTERESTED PARTY TRANSACTIONS
SCHEDULE 3.14             GOVERNMENTAL AUTHORIZATIONS
SCHEDULE 3.15             LITIGATION
SCHEDULE 3.16             ACCOUNTS RECEIVABLE
SCHEDULE 3.19             EXPENSES OF TRANSACTION
SCHEDULE 3.20(b)          EMPLOYEE BENEFIT PLANS AND EMPLOYEES

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SCHEDULE 3.20(d)          EMPLOYEE PLAN COMPLIANCE
SCHEDULE 3.21             COMPLIANCE WITH LAWS
SCHEDULE 3.22             WARRANTIES/INDEMNITIES
SCHEDULE 3.24             INSURANCE
SCHEDULE 3.24(e)          SELF-INSURANCE
Schedule 3.25             BANK ACCOUNTS